Exhibit 99.1

PRESS RELEASE

Insmed Announces Leadership Team Transitions and Appointments to Expand Support for Growth Opportunities

MONMOUTH JUNCTION, N.J., (April 2, 2014) — Insmed Incorporated (Nasdaq: INSM), a biopharmaceutical company focused on developing inhaled anti-infective treatments for patients battling lung diseases in orphan indications, announced today organizational changes and new leadership team appointments that will better align the organization with the Company’s growth opportunities.  These growth opportunities include the potential commercialization of Insmed’s lead product candidate, ARIKAYCE™, for two indications: patients with nontuberculous mycobacteria (NTM) lung infections and cystic fibrosis (CF) patients with Pseudomonas aeruginosa infections.

Will Lewis, President and Chief Executive Officer (CEO) of Insmed, said, “Over the past year, we have been evolving Insmed from a primarily R&D oriented company toward one capable of delivering and supporting multiple products in our targeted therapeutic areas - orphan, pulmonary and infectious diseases.  The changes we are announcing today broaden the depth of talent and experience in all areas of our business — from R&D, regulatory and commercial to financial and corporate development — to ensure we deliver on our mission to provide new life-saving therapies to patients around the world.”

As part of the organizational changes, Dr. Renu Gupta, Executive Vice President, Development and Chief Medical Officer (CMO), will move to a new role as Special Advisor to the CEO, which will allow Dr. Gupta to smoothly and effectively transition her current responsibilities prior to departing the Company in the Fall to pursue other interests.  In her new role, she will assist the CEO in evaluating important science and development matters related to ARIKAYCE as well as advising on other potential ground-breaking scientific advances in the field of pulmonary and infectious disease.  Insmed has initiated a search to identify a new CMO.

Mr. Lewis continued, “On behalf of everyone at Insmed, I would like to thank Renu for her many contributions to the Company.  Over the past eight years, she has put forth an extraordinary effort to advance ARIKAYCE from preclinical development through to the most recent phase 3 clinical trial in CF and phase 2 clinical trial in NTM, both of which produced very encouraging results.  I am very pleased she will remain with the Company for the next several months to ensure a smooth transition and serve as an advisor to me on key strategic issues.”

Dr. Gupta said, “I have been incredibly fortunate to be involved in Insmed’s evolution. I am confident the Company has a very bright future, particularly given the promising results of the phase 2 trial of ARIKAYCE in NTM.  I look forward to continuing to advise Will over the next several months and to ensuring a smooth transition before moving on to the next chapter of my professional career.”

Senior Leadership Team Changes and Appointments

•                  Wes Kaupinen, who has served as Vice President of Corporate Development and Commercialization since he joined Insmed in August 2013, will now report directly to Mr. Lewis.  Mr. Kaupinen is focused on identifying commercial stage and other opportunities that strengthen the future growth profile of Insmed in orphan, pulmonary and infectious diseases.

•                  John Goll has joined as Vice President, Corporate Controller, reporting to Andy Drechsler, Chief Financial Officer.  Mr. Goll brings over 20 years of senior-level financial and accounting experience in the global pharmaceutical industry, including at multi-product, revenue-generating companies. Previously, Mr. Goll worked at Warner Chilcott plc, a publicly traded global specialty pharmaceuticals company (acquired by Actavis plc in October 2013) where he was Vice President, Corporate Controller.

•                  Drayton Wise has joined as Senior Director of Commercial Operations reporting to Matthew Pauls, Chief Commercial Officer.  He will focus on the design and build-out of key parts of the Company’s commercial infrastructure.  Previously, Mr. Wise worked at Novartis, where he led the U.S. sales launch of the TOBI Podhaler, Novartis’ leading product for the treatment of CF.

•                  Jill Dolgin has joined as Senior Director of Patient Advocacy and Public Policy, reporting to Mr.  Pauls.  With over 14 years of experience in patient advocacy, she will be responsible for developing relationships with advocates, professional organizations, policy makers, and for building a patient advocacy and policy team. Most recently, Ms. Dolgin worked at Onyx Pharmaceuticals where she built the advocacy and professional affairs function.

•                  Kevin McDermott has joined as Head of Global Market Access, reporting to Mr. Pauls.  He will be responsible for building a global market access team, developing pricing strategies, creating a strong pharmacoeconomic foundation, and securing market access.  Mr. McDermott has over 14 years of senior leadership in market access, and he most recently directed the Managed Markets team at Aptalis Pharmaceuticals.

•                  Kevin Schutz has joined as Senior Director, Regulatory Affairs, reporting to Peggy Berry, Vice President of Regulatory Affairs.  Most recently, Mr. Schutz worked at Antares Pharma, where he focused on regulatory strategy for the launch of their first self-commercialized product.  He was previously Director of Regulatory Affairs at Amarin Corporation, where he led the company’s preparation and response to the U.S. Food and Drug Administration’s Endocrinologic and Metabolic Drugs Advisory Committee.

“I am confident we are building an executive team with the breadth and depth of expertise and experience needed to accomplish our ambitious goal of creating a best-in-class biopharmaceutical company,” said Mr. Lewis.

About Insmed

Insmed Incorporated is a biopharmaceutical company dedicated to improving the lives of patients battling serious lung diseases. Insmed is focused on the development and commercialization of ARIKAYCE, or liposomal amikacin for inhalation, for at least two identified orphan patient populations: patients with nontuberculous mycobacteria (NTM) lung infections and cystic fibrosis (CF) patients with Pseudomonas aeruginosa lung infections. For more information, please visit http://www.insmed.com.

Forward-looking statements

This release contains forward-looking statements.  Words, and variations of words, such as “intend,” “expect,” “will,” “anticipate,” “believe,” “continue,” “propose” and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that such statements in this release, including statements relating to the status, results and timing of clinical trials and clinical data, the anticipated benefits of Insmed’s products, the anticipated timing of regulatory submissions, and the ability to obtain required regulatory approvals, bring products to market and successfully commercialize products constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation, failure or delay of European, Canadian, U.S. Food and Drug Administration and other regulatory reviews and approvals, competitive developments affecting the Company’s product candidates, delays in product development or clinical trials or other studies, patent disputes and other intellectual property developments relating to the Company’s product candidates, unexpected regulatory actions, delays or requests, the failure of clinical trials or other studies or results of clinical trials or other studies that do not meet expectations, the fact that subsequent analyses of clinical trial or study data may lead to different (including less favorable) interpretations of trial or study results or may identify important implications of a trial or study that are not reflected in Company’s prior disclosures, and the fact that trial or study results or subsequent analyses may be subject to differing interpretations by regulatory agencies, the inability to successfully develop the Company’s product candidates or receive necessary regulatory approvals, the ability to obtain Breakthrough Therapy Designation for ARIKAYCE in the U.S., inability to make product candidates commercially successful, changes in anticipated expenses, changes in the Company’s financing requirements or ability raise additional capital, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.  Investors are cautioned not to place undue reliance on any forward-looking statements that speak only as of the date of this news release.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances or changes in its expectations.

Contacts:

LHA

Anne Marie Fields

Senior Vice President

212-838-3777
afields@lhai.com

Bruce Voss

Managing Director

310-691-7100

bvoss@lhai.com

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